EXHIBIT 99.1





                               CYTOGEN CORPORATION
                              600 COLLEGE ROAD EAST
                           PRINCETON, NEW JERSEY 08540





                                                March 28, 2002



Securities and Exchange Commission
450 Fifth Street, N.W.
Judiciary Plaza
Washington, DC  20549



         Re:  Confirmation of Arthur Andersen Representations
              ------------------------------------------------

Ladies and Gentlemen:

         This letter confirms that Cytogen Corporation has received from Arthur Andersen LLP, the independent public accountant engaged by the company to examine the company's financial statements that are included in the Form 10-K to which this letter is filed as an exhibit, a representation letter addressed to the company and stating that:

  - the audit conducted by Andersen was subject to Andersen's quality control system for the U.S. accounting and auditing practice to provide reasonable assurance that the engagement was conducted in compliance with professional standards; and

  - there was appropriate continuity of Andersen personnel working on the audit, availability of national office consultation and availability of personnel at foreign affiliates of Andersen to conduct the relevant portions of the audit.



                                                Very truly yours,


                                                Cytogen Corporation


                                                By: /s/ Lawrence R. Hoffman
                                                   -------------------------
                                                Name: Lawrence R. Hoffman
                                                Title: Vice President and
                                                        Chief Financial Officer